UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2015

QVC, Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	333-184501	23-2414041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Wilson Drive
West Chester, Pennsylvania 19380
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (484) 701-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On January 30, 2015, QVC, Inc. (“QVC”) announced that it will offer new shipping and handling rates on most items for which it charges shipping and handling for standard delivery in the United States starting February 2, 2015.

While some restrictions apply, the new rates are as follows:

•	All apparel, beauty, and jewelry ships at $3, regardless of price or weight.

•	Most items under $50 and less than one pound will ship at $3.

•	Most other items under $100 and one pound or more will ship at $5 or $7.

•	Items $100 or more will ship at existing shipping and handling rates; however many of these items include shipping and handling or QVC offers them with free shipping and handling.
As part of this change, QVC will no longer discount shipping and handling when a customer buys two or more items in the same order.

In addition, QVC will continue to refund original shipping and handling on returns if an item is defective or QVC made an error; however, effective with orders placed on or after February 17, 2015, if a customer returns the item for any other reason, QVC will no longer refund the original shipping and handling.

This Current Report on Form 8-K is being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QVC, Inc.

Date: January 30, 2015	By:/s/ JOHN F. MISKO
John F. Misko
Senior Vice President and Controller